EXHIBIT 21.0
Subsidiaries of the Registrant

Name of Subsidiary	State or Jurisdiction of Incorporation

Massey Ferguson Corp.	Delaware
AGCO Funding Corporation	Delaware
Export Market Services LLC	Georgia
AGCO Equipment Company	Missouri
AGCO Canada Ltd.	Canada
AGCO Mexico S de RL de CV	Mexico
Prestadora de Servicios Mexicana del Bajio, SA de CV	Mexico
Valtractors Mexico SA de CV	Mexico
AGCO International Ltd.	United Kingdom
AGCO Manufacturing Ltd.	United Kingdom
Ag-Chem (UK) Limited	United Kingdom
AGCO Ltd.	United Kingdom
Valtra Tractors (UK) Ltd.	United Kingdom
AGCO Services Ltd.	United Kingdom
AGCO SM Ltd. ***	United Kingdom
AGCO Funding Company	United Kingdom
AGCO Pension Trust Ltd.	United Kingdom
Massey Ferguson Executive Pension Trust Ltd.	United Kingdom
Massey Ferguson Staff Pension Trust Ltd.	United Kingdom
Massey Ferguson Works Pension Trust Ltd.	United Kingdom
Valtra GsmbH	Austria
AGCO Deutschland Holding Limited & Co. KG	Germany
AGCO GmbH	Germany
AGCO Vertriebs GmbH	Germany
Fendt Fordertechnik GmbH	Germany
Ag-Chem Deutschland GmbH	Germany
Fendt Immobilien KG	Germany
Fendt GmbH	Germany
Valtra Vertriebs GmbH	Germany
Valtra Deutschland GmbH	Germany
AGCO France SA	France
AGCO SA	France
Valtra Tracteurs S.A.S.	France
Groupement International De Mecanique Agricole SA *	France
AGCO Holding BV	Netherlands
Ag-Chem Europe B.V.	Netherlands
Ag-Chem Europe Industrial Equipment BV	Netherlands
Ag-Chem Europe Fertilizer Equipment BV	Netherlands
Valtra International BV	Netherlands
AGCO A/S	Denmark
AGCO Danmark A/S	Denmark
Valtra Danmark AS	Denmark
Ag-Chem Danmark A/S	Denmark
CJSC AGCO Ukraine	Ukraine
AGCO OOO	Russia
AGCO SM Group OOO ***	Russia
Beijing AGCO Trading Co., Ltd.	China
Fendt Italiana GmbH	Italy
AGCO Italia SpA	Italy
Farmec SpA	Italy
Valtra OY	Finland
Sisu Diesel OY	Finland
Valtra Voukraus OY	Finland
SD Voukraus OY	Finland

Name of Subsidiary	State or Jurisdiction of Incorporation

Eikmaskin AS	Norway
Valtra Norge AS	Norway
AGCO SPZOO	Poland
Valtractor SA	Portugal
AGCO Iberia SA	Spain
Valtra Tractores SA	Spain
AGCO AB	Sweden
AGCO Australia, Ltd.	Australia
AGCO do Brazil Commercio e Industria Ltda.	Brazil
Valtra do Brazil Ltda.	Brazil
Tecnoagro Maquinas Agricolas Ltda.	Brazil
AGCO Argentina SA	Argentina
Deutz AGCO Motores SA **	Argentina
Indamo SA	Argentina
Avelux SA	Uruguay

*	Groupement International De Mecanique Agricole SA, is a 50% joint venture between AGCO France SA and Renault Agriculture.

**	Deutz AGCO Motores SA is a 50% joint ventures between AGCO Argentina SA and Deutz AG.

***	AGCO SM Ltd is a joint venture in which AGCO holds a 51% interest. The joint venture company owns the subsidiary AGCO SM Group OOO.